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     As filed with the Securities and Exchange Commission on August 29, 2003

                                                Securities Act File No. 33-85060
                                       Investment Company Act File No. 811-05348

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    Form N-2

             Registration Statement under the Securities Act of 1933    [_]
                           Pre-Effective Amendment No.                  [_]
                          Post Effective Amendment No.                  [_]
                                     and/or
       Registration Statement under the Investment Company Act of 1940  [X]
                              Amendment No. 11                          [X]

                        (check appropriate box or boxes)

                               ------------------

                               The Thai Fund, Inc.
               (Exact Name of Registrant as Specified in Charter)

                           1221 Avenue of the Americas
                            New York, New York 10020

                    (Address of Principal Executive Offices)
       Registrant's Telephone Number, including Area Code: (212) 762-7500

                              -------------------

                                RONALD E. ROBISON
                               The Thai Fund, Inc.
                  c/o Morgan Stanley Investment Management Inc.
                           1221 Avenue of the Americas
                            New York, New York 10020

                     (Name and Address of Agent for Service)

                               ------------------

                                 With copies to:

                          LEONARD B. MACKEY, JR., ESQ.
                             Clifford Chance US LLP
                                 200 Park Avenue
                            New York, New York 10166
                                (212) 878-8000

                               ------------------

================================================================================

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                                EXPLANATORY NOTE

This filing is made solely for the purposes of: (a) supplementing the Prospectus of The Thai Fund, Inc. (the "Fund") with information regarding certain sub-advisory arrangements entered into by Morgan Stanley Investment Management Inc., the Fund's investment manager, and (b) filing as an Exhibit the Amended and Restated By-Laws of the Fund.

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                           PARTS A and B--PROSPECTUS*

ITEM 20. Investment Advisory and Other Services

Effective August 11, 2003, Morgan Stanley Investment Management Inc. (the "Investment Manager") entered into a Sub-Advisory Agreement with Morgan Stanley Investment Management Company (the "Sub-Adviser"). As a result, the following text is hereby added to the section of the Fund's Prospectus titled "Management of the Fund - The U.S. Adviser":

Sub-Adviser

Morgan Stanley Investment Management Company ("MSIM Company"), located at 23 Church Street, 16-01 Capital Square, Singapore 049481, a wholly-owned subsidiary of Morgan Stanley, serves as investment sub-adviser for the Fund on a day-to-day basis. MSIM Company selects, buys and sells securities for the Fund under the supervision of the Investment Manager. References in the Prospectus to the Investment Manager, when used in connection with its activities as the Fund's investment adviser, include the Sub-Adviser acting under its supervision.

The Investment Manager pays the Sub-Adviser on a monthly basis a portion of the net advisory fees the Investment Adviser receives from the Fund. The investment sub-advisory agreement will continue in effect for an initial term of two years, and thereafter for successive annual periods as long as such continuance is approved in accordance with the 1940 Act.

-----------------
*Pursuant to the General Instructions to Form N-2, all information required to be set forth in Part B: Statement of Additional Information has been included in Part A: The Prospectus.

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                           PART C -- OTHER INFORMATION

Item 24. Financial Statements and Exhibits

(1)  Financial Statements (Not applicable)

(2)  Exhibits

        (a) (1) --  Articles of Incorporation (Previously filed as Exhibit
                    2(a)(1) the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
            (2) -- Articles of Incorporation (Previously filed as Exhibit 2(a)(2) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
            (3) -- Articles of Incorporation (Previously filed as Exhibit 2(a)(3) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
            (4) -- Articles of Amendment (Previously filed as Exhibit 2(a)(4) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
        (b)     --  Amended and Restated By-Laws **
        (c)     --  Not applicable
        (d)     --  Specimen certificate for Common Stock, par value $.01 per share (Previously filed as Exhibit 2(d) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
        (e)     --  Dividend Reinvestment and Cash Purchase Plan (Previously
                    filed as Exhibit 2(e) to the Registrant's Registration Statement on form N-2 (file No. 33-85065))*
        (f)     --  Not applicable
        (g) (1) --  Fund Investment Agreement between Registrant and Morgan
                    Stanley Asset Management Inc. (Previously filed as Exhibit 2(g)(1) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
            (2) -- Technical Assistance and Seconding Agreement among Registrant, Morgan Stanley Asset Management Inc. and The Mutual Fund Public Company Limited (Previously filed as
                    Exhibit 2(g)(2) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
            (3) -- Investment Contract between Registrant and The Mutual Fund Public Company Limited (Previously filed as Exhibit 2(g)(3) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
            (4) Sub-Advisory Agreement between the Manager and Morgan Stanley Investment Management Company**
        (h) (1) --  Form of Dealer Manager Agreement (Previously filed as
                    Exhibit 2(h)(1) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
            (2) --  Form of Soliciting Dealer Agreement (Previously filed as
                    Exhibit 2(h)(2) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
        (i)     --  Not applicable
        (j) (1) --  Thai Custody Agreement among Registrant, The Mutual Fund
                    Public Company Limited and The Thai Farmers Bank Limited (Previously filed as Exhibit 2(j)(1) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
            (2) -- U.S. Custody Agreement between Registrant and United States Trust Company of New York (Previously filed as Exhibit 2(j)(2) to the Registrant's Registration Statement on form N-2 (file No. 33-85060)
        (k) (1) --  Form of Agreement for Stock Transfer Services (Previously
                    filed as Exhibit 2(k)(1) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*

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            (2) --  MSAM Administration Agreement between Morgan Stanley Asset
                    Management Inc. and Registrant (Previously filed as Exhibit 2(k)(2) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
            (3) -- U.S. Trust Administration Agreement between the Registrant and United States Trust Company of New York (Previously filed as Exhibit 2(k)(3) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
            (4) --  Form of Information Agent Agreement (Previously filed as
                    Exhibit 2(k)(4) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
        (l) (1) --  Opinion and Consent of Sullivan & Cromwell (Previously filed as Exhibit 2(l)(1) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
            (2) -- Consent of Chandler & Thong-Ek Law Offices Ltd. (Previously filed as Exhibit 2(l)(2) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
        (m)     --  Not applicable
        (n)     --  Consent of Price Waterhouse LLP (Previously filed as Exhibit
                    2(n) to the Registrant's Registration Statement on form N-2 (file No. 33-85060))*
        (o)     --  Not applicable
        (p)     --  Not applicable
        (q)     --  Not applicable

Other Exhibit: Powers of Attorney*


--------------------------
  *   Previously filed.
  **  Filed herewith.

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                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of August, 2003.

                                            THE THAI FUND, INC.


                                            By: /s/ Stefanie V. Chang
                                                --------------------------
                                                 Stefanie V. Chang
                                                 Vice President

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                                 EXHIBIT INDEX

                                                               Sequentially
       Exhibit                                                   Numbered
       Number                   Exhibit                            Page
    -----------    ---------------------------------        ------------------

        2(b)       Amended and Restated By-Laws
       2(g)(4)     Sub-Advisory Agreement between the
                   Manager and Morgan Stanley Investment
                   Management Company